Goldman Sachs Financial Services Conference William H. Rogers, Jr., Chairman and Chief Executive Officer, SunTrust Banks, Inc. December 10, 2013

2 Important Cautionary Statement About Forward-Looking Statements The following should be read in conjunction with the financial statements, notes and other information contained in the Company’s 2012 Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. This presentation includes non-GAAP financial measures to describe SunTrust’s performance. The reconciliations of those measures to GAAP measures are provided within or in the appendix of this presentation. In this presentation, net interest income and net interest margin are presented on a fully taxable-equivalent (“FTE”) basis, and ratios are presented on an annualized basis. The FTE basis adjusts for the tax-favored status of income from certain loans and investments. The Company believes this measure to be the preferred industry measurement of net interest income and provides relevant comparison between taxable and non-taxable amounts. This presentation may contain forward looking statements. Any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “goals,” “targets,” “initiatives,” “potential” or “potentially,” “probably,” “projects,” “outlook” or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Such statements are based upon the current beliefs and expectations of management and on information currently available to management. Such statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events. Forward-looking statements are subject to significant risks and uncertainties. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward- looking statements. Factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, "Item 1A. Risk Factors" in our 2012 Annual Report on Form 10-K and include risks discussed in other periodic reports that we file with the SEC. The estimated financial impact of legal and regulatory matters depends upon (1) the successful negotiation, execution, and delivery of definitive agreements in several matters, (2) the ultimate resolution of certain legal matters which are not yet complete, (3) management’s assumptions about the extent to which such amounts may be deducted for tax purposes, (4) the agreement of other necessary parties, and (5) our assumptions about the extent to which we can provide consumer relief to satisfy our financial obligations as contemplated by the agreements in principle with regulators. Additional factors include: our framework for managing risks may not be effective in mitigating risk and loss to us; as one of the largest lenders in the Southeast and Mid-Atlantic U.S. and a provider of financial products and services to consumers and businesses across the U.S., our financial results have been, and may continue to be, materially affected by general economic conditions, particularly unemployment levels and home prices in the U.S., and a deterioration of economic conditions or of the financial markets may materially adversely affect our lending and other businesses and our financial results and condition; legislation and regulation, including the Dodd-Frank Act, as well as future legislation and/or regulation, could require us to change certain of our business practices, reduce our revenue, impose additional costs on us, or otherwise adversely affect our business operations and/or competitive position; we are subject to capital adequacy and liquidity guidelines and, if we fail to meet these guidelines, our financial condition would be adversely affected; loss of customer deposits and market illiquidity could increase our funding costs; we rely on the mortgage secondary market and GSEs for some of our liquidity; we are subject to credit risk; our ALLL may not be adequate to cover our eventual losses; we may have more credit risk and higher credit losses to the extent our loans are concentrated by loan type, industry segment, borrower type, or location of the borrower or collateral; we will realize future losses if the proceeds we receive upon liquidation of non-performing assets are less than the carrying value of such assets; a downgrade in the U.S. government's sovereign credit rating, or in the credit ratings of instruments issued, insured or guaranteed by related institutions, agencies or instrumentalities, could result in risks to us and general economic conditions that we are not able to predict; the failure of the European Union to stabilize the fiscal condition and creditworthiness of its weaker member economies could have international implications potentially impacting global financial institutions, the financial markets, and the economic recovery underway in the U.S.; weakness in the real estate market, including the secondary residential mortgage loan markets, has adversely affected us and may continue to adversely affect us; we are subject to certain risks related to originating and selling mortgages, and may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, borrower fraud, or as a result of certain breaches of our servicing agreements, and this could harm our liquidity, results of operations, and financial condition; financial difficulties or credit downgrades of mortgage and bond insurers may adversely affect our servicing and investment portfolios; we may face certain risks as a servicer of loans, or also may be terminated as a servicer or master servicer, be required to repurchase a mortgage loan or reimburse investors for credit losses on a mortgage loan, or incur costs, liabilities, fines and other sanctions if we fail to satisfy our servicing obligations, including our obligations with respect to mortgage loan foreclosure actions; we are subject to risks related to delays in the foreclosure process; we may continue to suffer increased losses in our loan portfolio despite enhancement of our underwriting policies and practices; our mortgage production and servicing revenue can be volatile; as a financial services company, changes in general business or economic conditions could have a material adverse effect on our financial condition and results of operations; changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity; changes in interest rates could also reduce the value of our MSRs and mortgages held for sale, reducing our earnings; changes which are being considered in the method for determining LIBOR may affect the value of debt securities and other financial obligations held or issued by SunTrust that are linked to LIBOR, or may affect the Company's financial condition or results of operations; the fiscal and monetary policies of the federal government and its agencies could have a material adverse effect on our earnings; depressed market values for our stock may require us to write down goodwill; clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding; consumers may decide not to use banks to complete their financial transactions, which could affect net income; we have businesses other than banking which subject us to a variety of risks; hurricanes and other disasters may adversely affect loan portfolios and operations and increase the cost of doing business; negative public opinion could damage our reputation and adversely impact business and revenues; we rely on other companies to provide key components of our business infrastructure; a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors and other service providers, including as a result of cyber attacks, could disrupt our businesses, result in the disclosure or misuse of confidential or proprietary information, damage our reputation, increase our costs and cause losses; the soundness of other financial institutions could adversely affect us; we depend on the accuracy and completeness of information about clients and counterparties; regulation by federal and state agencies could adversely affect the business, revenue, and profit margins; competition in the financial services industry is intense and could result in losing business or margin declines; maintaining or increasing market share depends on market acceptance and regulatory approval of new products and services; we might not pay dividends on your common stock; our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends; disruptions in our ability to access global capital markets may adversely affect our capital resources and liquidity; any reduction in our credit rating could increase the cost of our funding from the capital markets; we have in the past and may in the future pursue acquisitions, which could affect costs and from which we may not be able to realize anticipated benefits; we are subject to certain litigation, and our expenses related to this litigation may adversely affect our results; we may incur fines, penalties and other negative consequences from regulatory violations, possibly even from inadvertent or unintentional violations; we depend on the expertise of key personnel, and if these individuals leave or change their roles without effective replacements, operations may suffer; we may not be able to hire or retain additional qualified personnel and recruiting and compensation costs may increase as a result of turnover, both of which may increase costs and reduce profitability and may adversely impact our ability to implement our business strategies; our accounting policies and processes are critical to how we report our financial condition and results of operations, and they require management to make estimates about matters that are uncertain; changes in our accounting policies or in accounting standards could materially affect how we report our financial results and condition; our stock price can be volatile; our disclosure controls and procedures may not prevent or detect all errors or acts of fraud; our financial instruments carried at fair value expose us to certain market risks; our revenues derived from our investment securities may be volatile and subject to a variety of risks; and we may enter into transactions with off-balance sheet affiliates or our subsidiaries.

Franchise Overview

Who is SunTrust?

- A leading financial institution focused on meeting clients' needs and improving their financial well-being
- Our organization is differentiated by:
  - A "Client First" culture that has generated high loyalty
  - Being the right size—large enough to compete with anyone while still being nimble
  - Diversity—a strong regional bank, augmented with key national businesses
  - Leading market shares in high growth and densely populated markets in the Southeast and Mid-Atlantic
  - A new management team with increased intensity on capitalizing upon SunTrust's strengths

Diverse Business Mix[1]



Other 6%
Retail 32%
Private Wealth Management 11%
Consumer Lending 7%
CIB 18%
Commercial and Business Banking 12%
CRE 3%
Mortgage 12%

Leading Market Shares in Growth Markets

Deposit Market Share in Respective Top 10 MSAs[2]

#2 of 11



13.7%
STI
8.6%
Peers

Projected Population Growth of Footprint[3]

#3 of 11



4.6%
3.1%

1. Based on YTD FTE Revenue as of 9/30/13. Other includes Corporate, institutional asset management, equipment finance group, insurance premium financing and certain Treasury & Payment Solutions standalone client sub-segments
2. Source: SNL Financial, as of 6/30/13 based on top 10 MSAs (by deposits) for each institution. Numerator is company's total deposits in its Top 10 MSAs and denominator is total deposits in those 10 MSAs
3. Source: SNL Financial, at 10/25/13, based on five-year projected change (2012-2017). Weighted average by deposits in MSAs and counties not in any MSA

Note: Peers include: BBT, COF, CMA, FITB, KEY, MTB, PNC, RF, USB, and WFC. Numbers may not foot due to rounding

3

SunTrust

4 75 100 125 150 175 200 225 250 275 300 Washington, DC 20 City Composite Tampa, FL Miami, FL Atlanta, GA Peak September 2013 September 2012 -0.5% -0.5% -0.9% -1.1% -1.6% -1.7% -1.9% -2.2% -2.7% -3.1% MD TN VA DC USA GA STI NC SC FL SunTrust Markets Continue To Improve 1. Peak for Washington, DC was May 2006, 20-City Composite July 2006, Miami December 2006, Tampa July 2006, Atlanta July 2007 2. Source: The United States Department of Labor. Unemployment rates for October 2013 are preliminary 3. SunTrust footprint unemployment rate based on deposit weighting by state. Source: SNL Financial, based on deposits by state as of 6/30/13 13% 14% 14% 19% Actual unemployment rates for October 2013 listed below changes 6.7% 8.4% 5.6% 8.9% 8.1% 7.3% 7.3% 7.5% 6.7% Blue arrows = September 2012 to September 2013 change 7% Case-Shiller Housing Index1 Unemployment Rate Changes2 October 2011 – October 2013 8.0% D e p o si t W e ig h te d 3

Corporate Strategic Priorities

Achievements		Future Initiatives
• Balance sheet strengthening actions • Reduced concentration of residential real estate • Increased Wholesale Banking contribution	1 **Optimize Balance Sheet and Business Mix**	• Further Wholesale Banking expansion • Consumer lending growth initiatives • Continued reduction in legacy mortgage assets
• Incorporated "needs met" objectives into company-wide scorecards • Increased training of front-line bankers and invested in better sales technology • Rigorous client planning in Wholesale Banking	2 **Deepen Client Relationships**	• Further improvement in sales force productivity and client needs met • Improve investment / wealth management penetration • Drive higher commercial and business banking productivity
• Reduced adjusted tangible efficiency ratio from 72% to ~65%; adjusted expense base down 11%[1] • Incorporated efficiency targets into compensation plans • Increased focus and transparency throughout organization	3 **Improve Efficiency**	• Right-size Mortgage activities • Operations and support cost reductions

Significant progress thus far; continued execution is critical

1. Adjusted tangible efficiency ratio decline compares 2011 to YTD September 2013. Percentage decline compares 2011 average adjusted quarterly noninterest expense to YTD September 2013 average adjusted quarterly noninterest expense. GAAP noninterest expense was $1,559 million, $1,363 million, $1,397 million, and $1,743 million for the 2011 quarterly average, 1Q 13, 2Q 13, and 3Q 13, respectively. Please refer to the appendix for the GAAP reconciliations

5

SunTrust

6 $1,731 $1,037 1.42% 0.83% 3Q 12 3Q 13 39% 45% 8% 12% Dec'09 Sep'13 Stronger and More Diversified Balance Sheet Residential Mortgage and Home Equity Declined as… 23% 19% 15% 12% Dec'09 Sep'13 Residential Mortgage Non- Guaranteed Home Equity 38% 31% C&I and Consumer1 Loans Increased Commercial & Industrial 47% 57% Consumer1 1. Excludes guaranteed student loans. Including guaranteed student loans, Consumer loans would represent 10% and 16% of total loans at Dec’09 and Sep’13, respectively 2. Represents period-end nonperforming loans to period-end loans 3. Ratios were estimates at the time of their respective 10Q filings. Please refer to the appendix for the GAAP reconciliation Nonperforming Loans Significantly Lower Higher Capital Ratios Provide Increased Flexibility 8.0% 9.7% 3Q 12 Basel III Tier 1 Common Ratio 3Q 13 Basel III Tier 1 Common Ratio 3 3 1 ($ in millions)

7 -0.5% +1.0% +1.9% 2Q 13 3Q 13 $1,251 $1,242 $1,240 1Q 13 2Q 13 3Q 13 Loan Growth Trends Improving …Resulting in More Stable NII …Alongside Lower NIM Declines 3.33% 3.25% 3.19% 1Q 13 2Q 13 3Q 13 Improving Loan Growth… 8bps 6bps (period end balances) (FTE $ in millions) 0.7% 0.2% 1Q 13 Note: All changes are relative to prior quarter 1

8 Jan 13 Sept 13Jan 13 Sept 13 • Mobile / digital applications • Private Wealth Management financial planning tool • Streamlined sales applications • Adding specialized sales force to focus on mass affluent Making Investments to Meet More Client Needs Consumer Banking and PWM Wholesale Banking Mortgage Banking • Applying CIB key success factors throughout rest of Wholesale Banking to enhance needs met • Deepening client penetration with capital markets and treasury / payments related solutions • Building out REIT business via CIB / CRE joint venture Commercial Banking Needs Met2 1. Retail needs met is number of service categories (products and services) utilized by the branch’s new and existing consumer checking households as of the 4th month after opening a triggering account 2. Represents Commercial Banking client penetration, which is tracked by determining the percentage of clients that utilize 50% or more of the predetermined product categories 3. Represents number of mortgage banking clients where two or more needs were met Retail Banking Needs Met1 Mortgage Banking Needs Met3 • Increased focus on developing broader relationships with builder and realtor clients • Further penetration of mortgage product offerings to Consumer and PWM clients • Centers of specialization created to meet clients’ unique needs Jan-Sep 12 Jan-Sep 13 2

9 Successfully Driving Down Expenses Committed to achieving further cost reductions 1. GAAP noninterest expense was $1,559 million, $1,581 million, $1,363 million, $1,397 million, and $1,743 million for the 2011 quarterly average, 2012 quarterly average, 1Q 13, 2Q 13, and 3Q 13, respectively. Please refer to the appendix for the GAAP reconciliations ($ in millions) Specific Action Plans in Place to Further Drive Down Costs • Right-sizing of mortgage banking activities • Streamlining of operations and support systems throughout the organization • Increasing efficiency and productivity of corporate real estate • Continued investment in digital technology; rationalization of delivery and fulfillment channels Adjusted Noninterest Expense1 1,535 1,528 1,363 1,397 1,324 2011 Quarterly Average 2012 Quarterly Average 1Q 13 2Q 13 3Q 13 3

10 2011 Revenue Loss Expense Reductions YTD Sep 2013 Revenue Growth Expense Reductions Long-term Target Adjusted Tangible Efficiency Ratio1 Progress and Future Path Recent progress driven entirely by expense reductions A more balanced approach required going forward 72.2% +1.5% (8.2%) 65.5% ~(3%) ~(3%) < 60% 1. GAAP efficiency ratios were 72.5% and 73.4% for 2011 and YTD September 2013, respectively. Please refer to the appendix for the GAAP reconciliations Note: Charts are not drawn to scale 3

11 Strategic Priorities by Segment Wholesale Banking Consumer Banking and Private Wealth Management Mortgage Banking Enterprise - Wide Strategic Focus Revenue Initiatives Expense Initiatives • CIB expansion • CRE growth • Enhance treasury and payment solutions capabilities • Optimize commercial and business banking coverage model based on client needs • Deepen client relationships via wealth management, investments, credit card • Increase sales force productivity • Grow consumer lending • Further investment in digital technology • Reduce branch and call center expenses • Drive purchase origination via improved client experience • Increase mortgage cross- sell efforts • Right-size expense base • Reduce loan closing times • Further reductions of legacy assets and associated costs Revenue Focus Expense Focus • Deepen client relationships • Build on recent loan growth momentum • Increase focus on deposit growth • Streamlining of enterprise- wide operations and support costs • Continued focus on disciplined expense management

12 $2.0 $1.0 $1.7 $2.0 $0.6 $1.4 $1.2 $1.3 $0.2 $0.3 3Q 12 3Q 13 Wholesale Banking Strategic Priorities Continue CIB Momentum 1. Represents YTD September 2013 efficiency ratio 2. Other includes Special Assets Division, Portfolio Management, and Residential Grow CRE 1 Further Invest in Treasury and Payments Solutions to Enhance Cross-sell Improve Productivity and Efficiency in Commercial and Business Banking ($ in billions, average balances) Affordable Housing REITS Institutional RE Regional CRE Other2 $5.7 $6.0 $830 $1,036 $1,168 $1,275 $1,512 2008 2009 2010 2011 2012 ($ in millions) 1 201 2013 60% 45% Commercial Banking / Business Banking Corporate and Investment Banking

13 $2,479 $2,567 $184 $468 3Q 12 3Q 13 1,658 1,508 100 82 3Q 11 3Q 13 7% 10%3Q 12 3Q 13 70% 77% 3Q 11 3Q 13 Consumer Banking & Private Wealth Management Strategic Priorities ($ in millions) Drive Retail Productivity2 Higher Continued Channel Optimization Branch Count Self- Service Increase Investment and Wealth Management Penetration3 Mass Affluent: Investment Penetration High Net Worth: PWM Penetration 1. Indexed to 3Q 11 2. Retail productivity defined as Sales/FTE/Day. Sales represent the # of units from key product categories, including checking, savings, credit card, consumer loans/lines, investment referrals, and mortgage referrals. FTEs includes Managers, Personal Bankers, In-store Financial Services Representatives and In-store Assistant Managers 3. Left bar represents estimated percentage of SunTrust mass affluent households with a SunTrust investment product. Right bar represents estimated percentage of SunTrust high net worth households with a SunTrust PWM relationship 4. Excludes guaranteed student loans Grow Consumer Lending Production4 New Products/ Increased Focus $2,663 $3,035 Consumer Credit Card, Simple Home Refinance, LightStream All Other

14 $160.5 $0.04 Total Originations 1Q 09 - 3Q 13 Total Losses 1Q 09 - 3Q 13 Vintages $13.8 $5.5 3Q 11 3Q 13 $1.4 $0.5 3Q 11 3Q 13 $368 $251 ~$200 3Q 12 3Q 13 Adjusted 2Q14 Estimated Mortgage Banking Strategic Priorities ($ in millions) Simplify and Focus the Business Model Continue Resolution of Legacy Mortgage Reduce Expenses Originate High Quality Mortgages Residential Mortgage NPLs (Non-Gtd) Loss Rate = 2.5 bps 3 4 1. Pro forma to include delinquent MSR sales completed in 4Q 13 2. Represents origination mix by channel 3. Reported 3Q 13 expenses were $638 million. Excluding impact of 3Q 13 significant items, adjusted expenses were $251 million. Significant items included ($291) million of specific operating losses and ($96) million in collection services expense 4. Graphs not drawn to scale. Total losses include net charge-offs and repurchase losses for loans originated from 1/1/09 to 9/30/13 Delinquent MSR UPB ($ in billions) ($ in billions) 1 ~60-65% ~35-40% YTD 2013 Future State Retail Correspondent Consumer Direct Broker 12% Retail / Consumer Direct Correspondent 13% 41% 34% 2

15 Investment Thesis Why SunTrust? • Attractive franchise with leading market shares in growth markets • Markets experiencing strong recovery/growth • Diverse revenue streams • Demonstrated expense discipline; committed to long-term efficiency objectives • Further potential in improving overall return profile

16 Appendix

Reconciliation of Tier 1 Common Equity Ratio[1]

($ in billions)

	3Q 12	3Q 13
Tier 1 Common Equity - Basel I	$13.2	$14.3
Adjustments from Basel I to Basel III[2]	($0.2)	$0.0
Tier 1 Common Equity - Basel III[3]	$13.0	$14.3
Risk-weighted Assets - Basel I	$133.9	$143.5
Adjustments from Basel I to Basel III[4]	$29.2	$4.0
Risk-weighted Assets - Basel III[3]	$163.1	$147.5
Tier 1 Common Equity Ratio		
Basel I	9.8%	9.9%
Basel III[3]	8.0%	9.7%

1. The Tier 1 common equity ratio is a financial measure that is used by regulators, bank management, and investors to assess the capital position of financial services companies. The Tier 1 common equity ratio as calculated for Basel III is considered non-GAAP, and as such we have presented a reconciliation to the Tier 1 common equity ratio under Basel I that is currently used by regulators. 3Q 12 Basel III figures were estimated at the time of the 3Q 12 10Q filing and were subject to revision once the final rules were published. 3Q 13 Basel III figures were estimated at the time of the 3Q 13 10Q filing based on our current interpretation of the rules published in October 2013 and are subject to revision as we continue to review the final rules
2. For 3Q 12, primarily relates to the impacts of unrealized AFS gains and accrued pension liabilities. For 3Q 13, improved treatment of mortgage servicing assets essentially offset by disallowed deferred tax assets
3. The Basel III calculations of Tier 1 common equity, risk-weighted assets, and the Tier 1 common equity ratio for 3Q 12 were based upon the Company's interpretation of the notice of proposed rule making issued by the Federal Reserve in June 2012, and for 3Q 13 were based upon the Company's interpretation of the final Basel III rules issued by the Federal Reserve on July 2, 2013 and published in the Federal Register on October 11, 2013, on a fully-phased-in basis. As of 3Q 12, the proposed Basel III ruling by the Federal Reserve was subject to potential changes from the proposed rulemaking, as was the Company's interpretation of the rules. As of 3Q 13, the Company's interpretation of the rules is subject to change, and as such, so are its estimated Basel III calculations
4. For 3Q 12, the largest differences between the risk-weighted assets as calculated under Basel I and the Basel III proposal for SunTrust relate to the risk-weightings for mortgage, home equity, and commercial real estate loans. For 3Q 13, the largest differences between the risk-weighted assets as calculated under Basel I versus Basel III for SunTrust relate to the risk-weightings for certain commercial loans, unfunded commitments, and mortgage servicing assets

NOTE: Totals may not foot due to rounding

17 SunTrust

Noninterest Expense Reconciliation

($ in millions)

	1Q 11	2Q 11	3Q 11	4Q11	1Q12	2Q12	3Q12	4Q12	1Q13	2Q13	3Q13
Total Noninterest Expense	$1,465	$1,542	$1,560	$1,667	$1,541	$1,546	$1,726	$1,510	$1,363	$1,397	$1,743
Adjustment Items:											
Affordable Housing Writedown (Other Noninterest Expense)	-	-	-	10	-	-	96	-	-	-	-
Charitable Contribution of KO Shares (Marketing and Customer Development)	-	-	-	-	-	-	38	-	-	-	-
Real Estate Related Charge (Other Noninterest Expense)	-	-	-	-	-	-	17	-	-	-	-
Goodwill Impairment (Amortization of Intangible Assets)	-	-	-	-	-	-	7	-	-	-	-
Loss on Debt Extinguishment	(1)	(1)	(1)	-	-	13	2	-	-	-	-
Pension Curtailment, Net of 401(k) Contribution (Employee Compensation & Benefits)	-	-	-	(60)	-	-	-	-	-	-	-
Severance (Other Noninterest Expense)	-	-	-	27	10	1	29	-	-	-	-
Settlement of Certain Legal Matters (Operating Losses)	-	-	-	-	-	-	-	-	-	-	323
Mortgage Servicing Advances Allowance Increase (Other Noninterest Expense)	-	-	-	-	-	-	-	-	-	-	96
Potential Mortgage Servicing Settlement & Claims Expense (Operating Loss)	-	-	-	120	-	-	-	-	-	-	-
Total Adjustments	(1)	(1)	(1)	97	10	14	189	-	-	-	419
Adjusted Noninterest Expense	$1,466	$1,543	$1,561	$1,570	$1,531	$1,532	$1,537	$1,510	$1,363	$1,397	$1,324
Noninterest Expense Average:			2011:	$1,559			2012:	$1,581			
Adjusted Noninterest Expense Average:			2011:	$1,535			2012:	$1,528			

18 SunTrust

Reconciliation of Efficiency Ratio

($ in millions)

	2011	2012	YTD Sep 2013
Reported (GAAP) Basis			
Total Revenue - FTE	$8,600	$10,598	$6,134
Total Noninterest Expense	6,234	6,323	4,503
Amortization of Intangibles / Impairment of Goodwill	43	46	18
Efficiency Ratio	72.5%	59.7%	73.4%
Tangible Efficiency Ratio	72.0%	59.2%	73.1%
Adjusted Basis			
Reported Revenue	$8,600	$10,598	$6,134
Adjustment Items:			
Securities Gains	117	1,973	2
3Q-4Q 12 Student / Ginnie Mae Loan Sale (Losses)	-	(92)	-
FMV and ARS	-	40	19
Debt and SILC Valuation	89	(94)	(22)
Fair Value Adjustments	(10)	15	(7)
HARP 2.0 MSR Valuation Adjustment	(38)	-	-
GSE Mortgage Repurchase Settlements	-	-	(63)
Adjusted Revenue	$8,441	$8,756	$6,206
Reported Noninterest Expense	$6,234	$6,323	$4,503
Adjustment Items:			
Affordable Housing Writedown	10	96	-
Charitable Contribution of KO Shares	-	38	-
Real Estate Charge	-	17	-
Goodwill Impairment	-	7	-
Loss on Debt Extinguishment	(3)	15	-
Pension Curtailment, Net of 401(k) Contribution	(60)	-	-
Severance	27	40	-
Settlement of Certain Legal Matters	-	-	323
Mortgage Servicing Advances Allowance Increase	-	-	96
Potential Mortgage Servicing Settlement & Claims Expense	120	-	-
Adjusted Noninterest Expense	$6,140	$6,110	$4,084
Efficiency Ratio - Adjusted Basis	72.7%	69.8%	65.8%
Tangible Efficiency Ratio - Adjusted Basis	72.2%	69.3%	65.5%

NOTE: Totals may not foot due to rounding

19 SUNTRUST

Goldman Sachs Financial Services Conference William H. Rogers, Jr., Chairman and Chief Executive Officer, SunTrust Banks, Inc. December 10, 2013